                                                                   Exhibit 24.1


                                POWER OF ATTORNEY



KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Gregory R. Grodhaus, Kenneth H. Koch, Jay Zager and J. Geoffrey Lapres, and each of them as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places, and steads, in any and all capacities, to sign the Inrange Technologies Corporation Annual Report on Form 10-K, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, for the year ended December 31, 2000, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Dated: March 5, 2001

/s/ John B. Blystone                         /s/ Gregory R. Grodhaus
- ---------------------------------            -----------------------------------
John B. Blystone                             Gregory R. Grodhaus


/s/ Robert B. Foreman                        /s/ Christopher J. Kearney
- ---------------------------------            -----------------------------------
Robert B. Foreman                            Christopher J. Kearney


/s/ Lewis M. Kling                           /s/ Patrick J. O'Leary
- ---------------------------------            -----------------------------------
Lewis M. Kling                               Patrick J. O'Leary


/s/ David L. Chapman                         /s/ Bruce J. Ryan
- ---------------------------------            -----------------------------------
David L. Chapman                             Bruce J. Ryan


/s/ David B. Wright
- ---------------------------------
David B. Wright